Exhibit 99.1
BankAtlantic Bancorp to Sell Ryan Beck to Stifel Financial Corp.
FORT LAUDERDALE, Fla.—(BUSINESS WIRE)—Jan. 9, 2007—BankAtlantic Bancorp (NYSE: BBX), the parent company of Ryan Beck Holdings, Inc. (Ryan Beck), announced today that it had reached a definitive agreement under which Ryan Beck will be sold to and merged into Stifel Financial Corp. (NYSE:SF).
The merger is structured as a tax-free reorganization and based upon Ryan Beck’s November 30, 2006 net book value of approximately $91.1 million utilizing Stifel shares valued at $36 per share, plus warrants to purchase Stifel stock and contingent earn-out payments, as follows:
— Initial consideration consisting of approximately 2,531,000 shares of Stifel common stock. At closing Stifel may substitute cash in lieu of up to approximately 150,000 shares.
— Five-year warrants to purchase up to 500,000 shares of Stifel’s common stock, at an exercise price of $36.00 per share.
— Contingent earn-out payments as follows:
— A contingent payment based on defined revenues attributable to specified individuals in Ryan Beck’s existing private client division over the two-year period following closing. Assuming such individuals achieve their 2006 revenues annually during the earn-out period, the private client earn-out would approximate $20 million. This earn-out varies depending on total revenue production of the specified individuals, and is capped at $40 million for the two years.
— A second contingent payment based on defined revenues attributable to specified individuals in Ryan Beck’s existing investment banking division. The investment banking earn-out is equal to 25% of the amount of investment banking fees in excess of $25 million for each of the next two years.
— Each of the contingent earn-out payments is payable, at Stifel’s election, in cash or common stock.
In addition to the transaction consideration described above, Stifel has agreed to establish a retention program valued at approximately $42 million. Also, Stifel will seek shareholder approval to increase the number of shares available under its shareholder equity plans for such retention programs, as well for the warrants described above and the earn-out consideration, in the event Stifel elects to pay that amount in shares of its common stock. In the event shareholder approval to issue the warrants is not obtained before June 30, 2007, Stifel would substitute $20 million in cash.

In commenting on the transaction, BankAtlantic Bancorp Chairman and Chief Executive Officer Alan B. Levan said, “Early in 2006, we filed a registration statement under which we announced our intention to sell a portion or all of Ryan Beck in an initial public offering. At that time, we also indicated a willingness to consider other alternatives to monetize this investment. Today’s announcement is the culmination of that process.
“This transaction gives us the opportunity to combine Ryan Beck with a larger, successful public company which has both the scale to achieve greater operating efficiencies and which has successfully integrated several acquisitions into their network. It was the Stifel track record that convinced us that a primarily stock-based payment was preferable, providing BankAtlantic the opportunity to maximize the return on our investment in Ryan Beck. While we have no immediate plans to sell any of the Stifel stock that we will be receiving and there are limitations on our sale of the stock, we do anticipate gradually reducing our investment, consistent with market conditions and as the combined companies begin to realize the benefits of the consolidation. We anticipate that the resulting proceeds will be used to support future growth of the BankAtlantic franchise, and provide additional funding of our on-going stock repurchase program and investments.
“We are pleased that Ben Plotkin, presently CEO of Ryan Beck, will be joining Stifel Financial’s board of directors and will continue to serve as Chairman of Ryan Beck. We want to thank Ben for his service while Ryan Beck was part of the BankAtlantic Bancorp organization, and for his contribution to the success of this transaction,” Levan concluded.
The definitive merger agreement contains certain customary representations, warranties and covenants on the part of Stifel, BankAtlantic Bancorp, and Ryan Beck, and the consummation of the transaction is subject to a number of customary closing conditions, the expiration of applicable waiting periods and the approval of all required governmental and other regulatory entities.
JPMorgan acted as exclusive financial advisor to BankAtlantic Bancorp, Inc.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic and Ryan Beck Holdings, Inc. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking.
About Ryan Beck Holdings, Inc.:
Founded in 1946, Ryan Beck provides financial advice and innovative solutions to individuals, institutions and corporate clients through the activities of approximately 1,100 employees in 43 offices located in 14 states. For individual investors, the firm’s Private Client Group provides a full range of financial services, including investment consulting, retirement plans, insurance and investment advisory services. Institutional clients benefit from the market making, underwriting and distribution activities of the firm’s experienced Capital Markets Group, which encompasses equity and fixed income trading and institutional sales as well as research. Through its Investment Banking Groups, Ryan Beck raises capital and provides financial advisory services to financial institutions, middle market companies and municipalities.
About Stifel:
Stifel, Nicolaus & Company, Incorporated is a full-service brokerage and investment banking firm founded in 1890 and headquartered in St. Louis, Missouri. Stifel, Nicolaus & Company, Incorporated operates 121 offices in 27 states and the District of Columbia and 3 European offices through Stifel Nicolaus Limited. A full range of investments, including stocks, corporate and municipal bonds, mutual funds, annuities, insurance, options, and managed assets accounts is available through the firm. Stifel Nicolaus is the largest subsidiary of Stifel Financial Corp. and is a member of SIPC and is listed on the New York Stock Exchange under the symbol “SF.” To learn more about Stifel, please visit the company’s web site at www.stifel.com
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank” is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores and its online banking division — BankAtlantic.com. BankAtlantic has over 80 stores and operates more than 200 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, including several stores open until midnight, Totally Free Online Banking & Bill Pay, 24/7 Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.RyanBeck.com
www.BankAtlantic.com
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BankAtlantic Bancorp Contact Info:
Leo Hinkley,
Senior Vice President, IRO

Email: InvestorRelations@BankAtlanticBancorp.com
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
Matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions. BankAtlantic Bancorp and/or Stifel may determine not to conclude a transaction on these terms, or on any terms. Further, the value of the Stifel shares and the warrant received will vary over time. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

CONTACT:	Leo Hinkley, 954-940-5300, Fax: 954-940-5320
Senior Vice President, IRO
InvestorRelations@BankAtlanticBancorp.com
or
Donna Rouzeau, 954-940-5300, Fax: 954-940-5320
Assistant Vice President, Investor Relations & Corporate Communications
CorpComm@BankAtlanticBancorp.com

SOURCE:	BankAtlantic Bancorp